Exhibit 99.1

     November 7, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

Hampton Roads Bankshares Announces Third Quarter Financial Results

• Third quarter net income available to common shareholders totaled $2.8 million
• Year-to-date earnings totaled $3.5 million, a $23.0 million increase over the comparable period in 2012
• Average core deposits grew $21.2 million during the third quarter
• Non-performing assets declined to 4.39% of total assets
  from 7.68% over past 12 months

Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq: HMPR), the holding company for the Bank of Hampton Roads and Shore Bank, today announced financial results for the third quarter of 2013.  Net income available to common shareholders was $2.8 million for the three months ended September 30, 2013, compared to $0.1 million for the second quarter of 2013 and a net loss available to common shareholders of $5.9 million for the third quarter of 2012.  On a year-to-date basis, net income available to common shareholders totaled $3.5 million in 2013, compared to a net loss available to common shareholders of $19.5 million for the comparable period in 2012.
 “I am pleased with the Company’s performance in the third quarter,” said Douglas Glenn, President and Chief Executive Officer.   "We are focused on ensuring that our business model meets the needs of our customers in an evolving banking environment and on continuing to position our Company for future growth through the implementation of our One Bank Strategy.  This quarter represents yet another building block in our long-term foundation."

Net Interest Income

Net interest income for the three and nine months ended September 30, 2013 was $15.8 million and $47.8 million, respectively, a decrease of $37 thousand and $910 thousand, respectively, for the same periods ended September 30, 2012.  The decrease in net interest income for the nine months ended September 30, 2013 was due to decreases in average interest-earning assets and the yields received on these assets, partially offset by an increase in net interest margin which benefited from a lower cost of funding due to re-pricing of deposits and a change in the composition of interest bearing liabilities.  Net interest margin, as calculated using our new method that now includes the impact of nonaccrual loans, increased to 3.42% and 3.44% for the three and nine months ended September 30, 2013, respectively from 3.35% and 3.38% for the three and nine months ended September 30, 2012.

Credit Quality

The Company’s ratio of non-performing assets to total assets decreased to 4.39% at September 30, 2013 from 4.81% at June 30, 2013. On a year over year basis, the ratio of non-performing assets to total assets declined by 43%. Total past due loans which continue to accrue interest decreased to $4.8 million, or 0.35% of total loans outstanding, at September 30, 2013 from $6.2 million, or 0.44% of total loans outstanding, at June 30, 2013.
As a result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses, the Company did not record a provision for loan losses in the third quarter of 2013, compared to a provision of $2.5 million for the comparable period in 2012 and $1.0 million for the second quarter of 2013. Provision for loan losses totaled $1.0 million for the nine months ended September 30, 2013 compared to $14.1 million for the comparable period in 2012. During the third quarter of 2013, the Company recovered $1.9 million from loans that had previously been charged-off, which increased the allowance for loan losses at September 30, 2013.

Noninterest Income

Noninterest income for the three and nine months ended September 30, 2013 was $7.9 million and $20.9 million, respectively, a 259% and 186% increase over the comparative periods in 2012.  This was largely due to a decline in losses on other real estate owned and repossessed assets.  Mortgage revenue decreased during the third quarter of 2013 compared to the same period in 2012 due to declines in both origination volume and margin.  For the nine months ended September 30, 2013 mortgage revenue remained comparable to the corresponding period in 2012.

Income from bank-owned life insurance increased $1.8 million to $2.2 million and $3.0 million for the three and nine month periods ended September 30, 2013, respectively, compared to $399 thousand and $1.3 million for the comparative periods in 2012, largely due to a $1.8 million life insurance benefit recognized during the third quarter of 2013.

Noninterest Expense

Noninterest expense was $20.8 million and $62.4 million for the three and nine months ended September 30, 2013, respectively, which was an increase of $396 thousand and $3.3 million over the comparable periods in 2012. The 2013 year to date increase is primarily due to higher expenses related to salary and employee benefits and occupancy, partially offset by a decrease in problem loan and repossessed asset costs.

Occupancy expense increased $844 thousand and $1.6 million for the three and nine months ended September 30, 2013, respectively, compared to the same periods in 2012 due to accelerated amortization of leasehold improvements at a closed branch and the accrual needed as a result of our decision to cease using a portion of the leased space in Dominion Tower after moving the Company’s headquarters to Virginia Beach, Virginia.

Balance Sheet Trends

Total assets were $2.0 billion at September 30, 2013.  Total assets decreased by $68.7 million or 3% from $2.1 billion at December 31, 2012.  The decrease in assets was primarily associated with a $54.4 million or 65% decrease in loans held for sale, which can vary each month based on the timing of loan closings and subsequent loan sales to third party investors.

Gross loans decreased by $61.5 million or 4% during the nine months ended September 30, 2013, primarily through reductions in non-performing loans (both payoffs and charge-offs).  The majority of the recent loan demand within our markets has come from the real estate - commercial mortgage category.  Due to relatively soft loan demand in several loan categories, the majority of cash received from normal principal amortization and loan payoffs was reinvested in overnight funds sold and due from the Federal Reserve Bank, which increased $25.6 million or 31% from December 31, 2012, and in investment securities available for sale, which increased $19.1 million or 7% from December 31, 2012.

Deposits decreased $58.4 million or 4% from December 31, 2012 as a result of decreases of $56.8 million in time deposits under $100 thousand and $72.2 million in time deposits over $100 thousand, partially offset by increases of $14.5 million in noninterest-bearing demand deposits, $49.8 million in interest-bearing demand deposits, and $6.4 million in interest-bearing savings deposits.  Decline in time deposits is a result of the Company’s efforts to improve both the average cost and mix of funds.  Average core deposits, which exclude brokered deposits and certificates of deposit greater than $100,000, increased by $21.2 million during the third quarter of 2013 to $1.2 billion as a result of successful marketing campaigns.

Capitalization

At September 30, 2013, the Company exceeded all of the regulatory capital minimums and Bank of Hampton Roads and Shore Bank were both considered “well capitalized” under all applicable regulatory capital standards.  The Company’s total risk-based capital, Tier 1 and Tier 1 leverage ratios as of September 30, 2013, were 14.80%, 13.54% and 10.56%, respectively.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future trends and strategies.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Virginia, eastern Maryland and southern Delaware through seven banking offices, ATMs and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands)
(unaudited)	September 30, 2013	June 30, 2013	September 30, 2012
Assets:
Cash and due from banks	$16,251	$16,783	$15,316
Interest-bearing deposits in other banks	662	648	694
Overnight funds sold and due from Federal Reserve Bank	109,396	107,339	119,242
Investment securities available for sale, at fair value	295,626	278,386	293,335
Restricted equity securities, at cost	17,234	17,351	17,769

Loans held for sale	29,633	51,369	60,360

Loans	1,370,728	1,400,250	1,416,933
Allowance for loan losses	(37,701)	(38,234)	(54,444)
Net loans	1,333,027	1,362,016	1,362,489
Premises and equipment, net	69,634	69,925	78,975
Interest receivable	4,862	5,003	5,589
Other real estate owned and repossessed assets,
net of valuation allowance	39,196	32,906	44,061
Intangible assets, net	1,585	1,741	2,745
Bank-owned life insurance	56,216	54,006	52,840
Other assets	12,098	11,465	18,018
Totals assets	$1,985,420	$2,008,938	$2,071,433
Liabilities and Shareholders' Equity:
Deposits:
Noninterest-bearing demand	$277,731	$268,372	$252,093
Interest-bearing:
Demand	569,608	575,615	527,214
Savings	66,297	66,751	60,610
Time deposits:
Less than $100	336,753	341,193	402,457
$100 or more	309,010	324,466	388,569
Total deposits	1,559,399	1,576,397	1,630,943
Federal Home Loan Bank borrowings	194,399	194,619	195,280
Other borrowings	28,882	38,760	38,457
Interest payable	5,670	5,493	4,590
Other liabilities	12,075	11,988	11,757
Total liabilities	1,800,425	1,827,257	1,881,027
Shareholders' equity:
Common stock	1,703	1,703	1,703
Capital surplus	587,088	586,745	582,644
Retained deficit	(405,415)	(408,219)	(403,342)
Accumulated other comprehensive income, net of tax	1,109	1,028	8,301
Total shareholders' equity before non-controlling interest	184,485	181,257	189,306
Non-controlling interest	510	424	1,100
Total shareholders' equity	184,995	181,681	190,406
Total liabilities and shareholders' equity	$1,985,420	$2,008,938	$2,071,433

Non-performing Assets at Period-End:
Nonaccrual loans including nonaccrual impaired loans	$47,604	$63,739	$115,093
Loans 90 days past due and still accruing interest	320	-	-
Other real estate owned and repossessed assets	39,196	32,906	44,061
Total non-performing assets	$87,120	$96,645	$159,154

Composition of Loan Portfolio at Period-End:
Commercial	$218,504	$239,293	$247,125
Construction	171,683	183,513	233,194
Real-estate commercial	569,325	560,235	532,884
Real-estate residential	356,998	355,568	379,558
Installment	55,759	62,680	24,302
Deferred loan fees and related costs	(1,541)	(1,039)	(130)
Total loans	$1,370,728	$1,400,250	$1,416,933

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands, except share and per share data)	Three Months Ended			Nine Months Ended
(unaudited)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest Income:
Loans, including fees	$17,122	$17,687	$17,904	$52,482	$56,026
Investment securities	1,831	1,839	1,986	5,485	5,992
Overnight funds sold and due from FRB	70	63	43	175	189
Interest-bearing deposits in other banks	1	-	-	1	1
Total interest income	19,024	19,589	19,933	58,143	62,208
Interest Expense:
Deposits:
Demand	523	558	549	1,590	1,499
Savings	9	9	19	28	61
Time deposits:
Less than $100	851	921	1,168	2,772	4,145
$100 or more	837	935	1,187	2,780	4,210
Interest on deposits	2,220	2,423	2,923	7,170	9,915
Federal Home Loan Bank borrowings	477	479	562	1,442	1,728
Other borrowings	527	592	611	1,706	1,830
Total interest expense	3,224	3,494	4,096	10,318	13,473
Net interest income	15,800	16,095	15,837	47,825	48,735
Provision for loan losses	-	1,000	2,476	1,000	14,124
Net interest income after provision for loan losses	15,800	15,095	13,361	46,825	34,611
Noninterest Income:
Mortgage banking revenue	3,139	4,250	5,186	13,353	12,299
Service charges on deposit accounts	1,264	1,300	1,276	3,781	3,883
Income from bank-owned life insurance	2,210	434	399	3,017	1,261
Gain (loss) on sale of premises and equipment	243	7	-	123	(47)
Impairment of premises and equipment	-	-	-	(2,825)	-
Losses on other real estate owned and repossessed assets	(378)	(774)	(6,445)	(2,056)	(14,357)
Gain on sale of investment securities available for sale	-	763	218	763	479
Visa check card income	649	662	624	1,907	1,782
Other	775	942	942	2,851	2,001
Total noninterest income	7,902	7,584	2,200	20,914	7,301
Noninterest Expense:
Salaries and employee benefits	9,946	10,951	10,117	31,853	28,973
Occupancy	2,772	2,517	1,928	7,091	5,483
FDIC insurance	927	878	1,129	2,823	3,530
Professional and consultant fees	1,693	1,639	1,514	4,225	4,852
Data processing	1,097	1,129	970	3,023	2,986
Problem loan and repossessed asset costs	723	530	1,245	1,733	2,761
Equipment	386	491	667	1,341	2,101
Other	3,246	4,058	2,824	10,326	8,386
Total noninterest expense	20,790	22,193	20,394	62,415	59,072
Income (loss) before provision for income taxes	2,912	486	(4,833)	5,324	(17,160)
Provision for income taxes	22	135	-	157	-
Net income (loss)	2,890	351	(4,833)	5,167	(17,160)
Net income attributable to non-controlling interest	86	262	1,088	1,642	2,333
Net income (loss) attributable to Hampton Roads Bankshares, Inc.	$2,804	$89	$(5,921)	$3,525	$(19,493)

Per Share:
Cash dividends declared	$-	$-	$-	$-	$-
Basic Income (loss)	$0.02	$-	$(0.05)	$0.02	$(0.32)
Diluted Income (loss)	$0.02	$-	$(0.05)	$0.02	$(0.32)
Basic weighted average shares outstanding	170,388,263	170,391,127	108,785,717	170,389,513	60,349,261
Effect of dilutive shares and warrant	2,067,958	1,247,524	-	2,025,830	-
Diluted weighted average shares outstanding	172,456,221	171,638,651	108,785,717	172,415,343	60,349,261

Daily Averages:
Total assets	$1,995,473	$2,027,560	$2,054,380	$2,017,966	$2,100,016
Gross loans (excludes loans held for sale)	1,375,985	1,415,524	1,416,959	1,406,063	1,450,475
Investments	299,411	298,100	322,306	300,470	318,853
Intangible assets	1,659	1,903	2,907	1,930	3,234
Total deposits	1,569,781	1,590,107	1,651,972	1,584,826	1,722,432
Total borrowings	226,666	233,437	233,792	231,195	233,925
Shareholders' equity *	180,994	187,406	150,882	185,030	124,715
Shareholders' equity - tangible *	179,335	185,503	147,975	183,100	121,481
Interest-earning assets	1,835,211	1,874,902	1,878,073	1,861,476	1,928,799
Interest-bearing liabilities	1,525,821	1,574,222	1,636,874	1,563,151	1,722,166

Financial Ratios:
Return on average assets	0.56%	0.02%	-1.15%	0.23%	-1.24%
Return on average equity *	6.15%	0.19%	-15.61%	2.55%	-20.88%
Return on average equity - tangible *	6.20%	0.19%	-15.92%	2.57%	-21.43%
Net interest margin	3.42%	3.44%	3.35%	3.44%	3.38%
Efficiency ratio	87.71%	96.84%	114.45%	88.16%	106.33%
Tangible equity to tangible assets *	9.22%	8.94%	9.02%	9.22%	9.02%

Allowance for Loan Losses:
Beginning balance	$38,234	$43,709	$62,907	$48,382	$74,947
Provision	-	1,000	2,476	1,000	14,124
Charge-offs	(2,443)	(8,501)	(13,281)	(16,966)	(40,933)
Recoveries	1,910	2,026	2,342	5,285	6,306
Ending balance	$37,701	$38,234	$54,444	$37,701	$54,444

Asset Quality Ratios:
Annualized net chargeoffs to average loans	-0.15%	-1.83%	-3.06%	-1.11%	-3.19%
Nonperforming loans to total loans	3.50%	4.55%	8.12%	3.50%	8.12%
Nonperforming assets to total assets	4.39%	4.81%	7.68%	4.39%	7.68%
Allowance for loan losses to total loans	2.75%	2.73%	3.84%	2.75%	3.84%

* Equity amounts exclude non-controlling interest

Use of Non-GAAP Financial Measures

This earnings press release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Form 8-K filed related to this release.  The Form 8-K can be found on the SEC’s EDGAR website at www.sec.gov or our website at www.hamptonroadsbanksharesinc.com.

Non-GAAP Measurement September 30, 2013	As of September 30, 2013	As of June 30, 2013	As of September 30, 2012
Total assets	$1,985,420	$2,008,938	$2,071,433
Less: intangible assets	1,585	1,741	2,745
Tangible assets	$1,983,835	$2,007,197	$2,068,688
Total shareholders’ equity *	$184,485	$181,257	$189,306
Less: intangible assets	1,585	1,741	2,745
Common shareholders’ equity - tangible *	$182,900	$179,516	$186,561
Tangible common equity to tangible assets *	9.22%	8.94%	9.02%
Total common shareholders’ equity to total assets *	9.29%	9.02%	9.14%
* Equity amounts exclude non-controlling interest